UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2007

CDW CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State or Other Jurisdiction of Incorporation)	0-21796 (Commission File Number)	36-3310735 (I.R.S. Employee Identification Number)
200 N. Milwaukee Ave., Vernon Hills, Illinois 60061
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 465-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a — 12 under the Exchange Act (17 CFR 240.14a — 12)

☐	Pre-commencement communications pursuant to Rule 14d — 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐	Pre-commencement communications pursuant to Rule 13e — 4(c) under the Exchange Act (17 CFR 240.13e — 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 29, 2007, CDW Corporation (“CDW”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with VH Holdings, Inc. (“Parent”) and VH MergerSub, Inc., a wholly owned subsidiary of Parent (“Sub”). Parent was formed by Madison Dearborn Partners, LLC.
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into CDW, with CDW as the surviving corporation of the merger (the “Merger”). As a result of the Merger, CDW will become a wholly owned subsidiary of Parent and each outstanding share of CDW common stock (other than dissenting shares) will be converted into the right to receive $87.75 in cash, without interest.
CDW has made customary representations and warranties and covenants in the Merger Agreement, including, among others (i) to cause a meeting of CDW’s shareholders to be held to consider the approval of the Merger Agreement, and (ii) subject to certain exceptions, for CDW’s Board of Directors (the “Board”) to recommend that CDW’s shareholders approve the Merger Agreement.
The Merger Agreement contains a 30-day “go-shop” provision pursuant to which CDW may solicit and negotiate competing takeover proposals during such period. After that period, CDW is subject to a “no-shop” provision, which restricts its ability to solicit, discuss or negotiate competing proposals, other than with persons that have made a takeover proposal during the go-shop period. The no-shop restriction does not apply to any party that submits a written takeover proposal after the go-shop period that the Board determines in good faith constitutes or could reasonably be expected to lead to a “superior proposal” as defined in the Merger Agreement.
CDW may terminate the Merger Agreement if CDW receives a takeover proposal that the Board determines in good faith constitutes a superior proposal and that failure to terminate would be inconsistent with its fiduciary duties. In connection with such a termination, CDW must pay Parent a $146 million fee, except that if the termination is in connection with a takeover proposal from a person that made a takeover proposal during the go-shop period the fee would be $73 million. CDW may also be obligated to pay a $146 million fee under certain other circumstances.
If the Merger Agreement is terminated under certain specified circumstances because Parent and Sub fail to obtain the proceeds of the financing arrangements, Parent will be required to pay or cause to be paid to CDW a fee of $146 million.
Funds affiliated with Madison Dearborn Partners, LLC have delivered to the Company a limited guaranty of Parent’s obligation to pay certain amounts under the Merger Agreement (including the $146 million fee), up to a maximum amount equal to their pro rata share of $292 million.
In connection with the Merger Agreement, as an inducement to Parent’s and Sub’s willingness to enter into the Merger Agreement, certain shareholders of the Company affiliated with Michael P. Krasny have agreed that during the time the Support Agreement is in effect, at every meeting of the shareholders of CDW or adjournment thereof, they will vote any shares entitled to be voted thereat or to cause any such shares to be voted: (i) in favor of approval of the Merger Agreement and (ii) against any extraordinary corporate transaction (other than the Merger) and any other takeover proposal (as defined in the Merger Agreement). The Support Agreement and the subject shareholders’ voting obligations thereunder will terminate upon the earlier to occur of (a) the effective time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms or (c) the time at which Parent or Sub gives written notice of termination of the Support Agreement to the subject shareholders.
Consummation of the Merger is subject to customary closing conditions, including approval of the Merger Agreement by CDW’s shareholders, the expiration of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended, and the absence of certain legal impediments to the consummation of the Merger.
The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, which is attached as Exhibit B to Exhibit 2.1 hereto.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about CDW. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CDW, Parent or Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CDW’s public disclosures.
Item 8.01. Other Events.
On May 30, 2007, CDW held a conference call to discuss the proposed Merger. A copy of the transcript of CDW’s remarks is furnished as Exhibit 99.1 hereto. Also on May 30, 2007, the Chief Executive Officer of CDW transmitted a recorded voice message to CDW’s coworkers relating to the proposed Merger. A copy of the transcript of the message is furnished as Exhibit 99.2 hereto. On May 30, 2007, CDW circulated to its coworkers and posted on its internal website a Corporate Coverage listing of news articles relating to the proposed Merger and copies of the related news articles. Copies of the listing and the related articles are furnished as Exhibit 99.3 hereto. On May 29, 2007, CDW distributed to its managers a CDW Coworkers Message Map summarizing key messages to be included in communications to coworkers. A copy of the Message Map is furnished as Exhibit 99.4 hereto.
Where You Can Find Additional Information
CDW Corporation will file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between CDW and Madison Dearborn Partners, LLC (“MDP”). CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CDW shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. CDW shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave., Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW’s website, http://www.cdw.com.
CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of CDW with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in CDW’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of CDW common stock as of March 31, 2007 is also set forth in CDW’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2007, among VH Holdings, Inc., VH MergerSub, Inc. and CDW Corporation.

99.1	Transcript of May 30, 2007 Conference Call.

99.2	Transcript of May 30, 2007 Voice Message to CDW Coworkers.

99.3	Corporate Coverage listing and related articles.

99.4	CDW Coworkers Message Map dated May 29, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2007	CDW CORPORATION
	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2007, among VH Holdings, Inc., VH MergerSub, Inc. and CDW Corporation.

99.1	Transcript of May 30, 2007 Conference Call.

99.2	Transcript of May 30, 2007 Voice Message to CDW Coworkers.

99.3	Corporate Coverage listing and related articles.

99.4	CDW Coworkers Message Map dated May 29, 2007.